Exhibit 10.32

CONSULTING AGREEMENT

This Agreement, executed on September 30, 2020 (the “Agreement”) by and between Marizyme Inc., a corporation organized and existing under the laws of Nevada (hereinafter called “MRZM” or the “Company”) and Bradley Richmond (hereinafter, in the aggregate, the “Consultants”).

WHEREAS the Consultants have confirmed to the Company that they possess knowledge, experience and relevant contacts and desire to provide assistance to the Company with regard to licensing opportunities for the Company’s Krillase® and DuraGraft® products (hereinafter collectively the “Activities”);

WHEREAS, the Company desires to retain the Consultants to provide such Activities;

NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth the parties hereto agree as follows:

1)	ENGAGEMENT OF CONSULTANT

a)	Subject to the terms and conditions and for the duration of this Agreement, the Company engages the Consultants, and the Consultants hereby accept engagement by the Company, to conduct the Activities for the Company further specifically identified in Appendix A hereto.

b)	The Company hereby retains the Consultants on a non-exclusive basis to perform the services set forth in Section 1(c) commencing on the date hereof, and the Consultants hereby accept such retention and shall perform for the Company the duties described herein, faithfully and to the best of their ability.

c)	The Consultants shall serve as a licensing and market advisor to the Company and render such advice and services to the Company as may be reasonably requested by the Company within the Consultants’ area of expertise (the “Services”). Consultants shall not solicit investments, make any recommendations regarding investments, or provide any analysis or advice regarding investments. The Consultants will report directly to the CEO or their designee. These Services are further outlined is Appendix A of this Agreement.

d)	CONDITIONS FOR PERFORMANCE

i)	Consultants accept such appointment and acknowledge that they are not authorized to and will not take any action on behalf of the Company outside the scope of the Activities identified in Appendix A hereto, unless reasonably necessary in furtherance of the Activities and previously approved by the Company or unless otherwise directed by the Company.

ii)	The Consultants acknowledge and agree that in performing the duties required under this Agreement the Consultants shall not obtain on the Company’s behalf or provide to the Company any information which is not publicly available or which is procurement proprietary or classified, or where there is reason to believe that possession of such information is unauthorized, illegal, or unethical.

e)	COMPANY RESPONSIBILITIES. Company agrees that during the term of this Agreement it will, subject to and in accordance with the terms and conditions hereinafter expressed:

i)	Keep the Consultants advised of the Company’s plans and objectives related to the Activities; and

ii)	Pay the Consultants compensation as provided in Appendix A.

2)	TERM OF AGREEMENT

This Agreement, unless terminated in accordance with the provisions of Article 9 hereof, shall remain effective through September 30, 2022.

3)	COMPENSATION FOR SERVICES

a)	In exchange for the Consulting services rendered, the Company agrees to pay the Consultants a fee set forth in Appendix A hereto for the term of this Agreement.

b)	The following provisions apply to all compensation that the Consultants may receive hereunder:

i)	Except as otherwise provided herein, all personal costs and expenses of any kind whatsoever incurred by the Consultants in connection with the performance of their obligations hereunder shall be the complete and sole responsibility of the Consultants. Such costs and expenses include, without limitation, operating expenses, insurance, advertising, promotion, and taxes of any kind, but exclude (i) any extraordinary costs or expenses undertaken by the Consultants at the Company’s request, (ii) any travel by the Consultants that is made at the Company’s request, and (iii) any other expense item that the Company and Consultants agree will be reimbursed, provided that such agreement is memorialized in writing and attached to this Agreement as an appendix hereto.

ii)	The parties agree that out-of-pocket expenses are included in the Consultants’ compensation schedule as provided in Appendix A, except as set forth above.

c)	Any taxes attributable to payments made to the Consultants pursuant to this Agreement shall be the responsibility of and paid by the Consultants, unless otherwise required by law.

4)	LIMITATION OF LIABILITY

The Company’s liability for costs or damages allegedly incurred by the Consultants arising out of, or in connection with the Consultants’ performance of their duties under this Agreement shall be strictly limited to payments that may be deemed owing. In no event shall Company be liable for lost profits, or any other consequential, indirect, incidental, or punitive damages arising out of, or in connection with claims made against the Company, whether such claims are alleged to arise in contract or in tort; provided, however, that such limitation of liability shall not apply to a situation whether the Company is adjudged by a court of law to have acted grossly negligent or with willful misconduct.

5)	VALIDITY OF PAYMENTS

Only compensation that is allowable under applicable law shall be due and payable by the Company. Any payments made to the Consultants that are later disallowed or reduced shall be promptly returned (in whole or in part, as applicable) by the Consultants to the Company, provided that the Consultants shall retain all rights provided by law with respect to recovery of payment for any services provided to the Company by the Consultants hereunder, including without limitation payments in respect of the Activities.

6)	ASSIGNMENT

The Consultants shall not subcontract, delegate or assign any of their rights or obligations under this Agreement without the prior written consent of the Company. Any purported delegation, assignment or transfer by the Consultants of all or part of this Agreement or of any rights or obligations arising hereunder without the prior written consent of the Company shall, unless later ratified by the Company, be void as to the Company’s obligations hereunder from the time of such delegation, assignment or transfer, and shall be considered the basis for immediate termination of this Agreement.

7)	INDEMNIFICATION

The Company hereby agrees to indemnify and to hold harmless the Consultants, its officers, members, affiliates, agents, and employees, from and against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, actions, and causes of action of any kind arising out of or in any way connected with this Agreement, the conduct of the Activities, or for the Consultants’ use of any information received in accordance with this Agreement that a court of law determines to be untrue or misleading, but upon which the Consultants reasonably relied. In addition, the Consultants hereby agree to indemnify and to hold harmless the Company, its officers, members, agents, and employees, from and against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, actions, and causes of action of any kind arising out of or in any way connected with this Agreement, the conduct of the Activities, or for the Consultants’ use of any information received in accordance with this Agreement in the event that Consultants’ use of information that was not untrue or misleading was used in a manner that a court of law determines to be untrue or misleading, or Consultants’ use of other information that was not provided by the Company but used by the Consultants and which information is determined by a court of law to be untrue or misleading.

8)	TERMINATION

a)	This Agreement may be terminated without cause by either party upon thirty (30) days’ written notice, in which case Consultants shall be entitled to all payments remaining due under this Agreement, if any, not later than the last day this Agreement remains in force and effect unless termination is due to paragraph 8(b).

b)	This Agreement may be terminated for cause at any time without prior notice by either party. Grounds for termination for cause include, but are not limited to:

i)	Material breach of this Agreement by the other party; provided that if the Company materially breaches this Agreement, the Company will still owe the Consultants the balance of any compensation due under this Agreement;

ii)	If either of the Consultants is convicted of a felony or crime of moral turpitude and the Company’s Board of Directors believes that such conviction materially impairs either or both of the Consultants’ ability to execute his or their responsibilities hereunder; or

iii)	A determination by a court of competent jurisdiction that any provision of this Agreement violates any applicable law.

c)	In the event of termination with or without cause of this Agreement, the parties hereto shall have no further duties, obligations or liabilities to each other, except as otherwise expressly stated in this Agreement; provided, however that all confidentiality and nondisclosure obligations shall expressly survive this Agreement.

9)	INDEPENDENT CONTRACTOR

Consultants are and shall be considered for all purposes to be independent contractors in relation to the Company under this Agreement. This Agreement does not make either party the agent or legal representative of the other for any purpose, or grant any right or authority to assume or create, directly or indirectly, any obligation or responsibility, expressed or implied, on behalf or in the name of the other, or to bind the other in any manner.

10)	CHOICE OF LAW

This Agreement shall be governed by, subject to, and interpreted according to the laws of New York State, without regard to its conflict of law rules. The exclusive forum for the resolution of any and all disputes arising out of or in connection with this Agreement shall be a court of appropriate jurisdiction located in New York County, New York.

11)	COOPERATION

In the event a dispute arises between, and a complaint is filed in a U.S. court naming, the Company on the one hand and any other person on the other concerning any of the Activities covered by this Agreement, the Consultants agree to provide to the Company any assistance that may be required including, but not limited to, the provision of such documents and testimony as may be reasonably requested by the Company. Notwithstanding the foregoing, the Company shall attempt to minimize the amount of time and effort that the Consultants are required to expend in satisfaction of the above cooperation clause and further to compensate the Consultants in accordance with the fees set forth in Appendix A for any such time actually expended to the extent that the dispute does not pertain to the alleged professional misconduct or malfeasance of the Consultants, in which case fees will be withheld pending resolution of the dispute, and if previously paid returned to the Company.

12)	NON-WAIVER OF BREACH

The failure by a party to this Agreement to assert any or all of its rights upon any breach of this Agreement by the other shall not be deemed a waiver of such rights either with respect to such breach or any subsequent breach nor shall any waiver be implied from the acceptance of any payment or service. No written waiver of any right shall extend to or affect any other right such party may possess, nor shall such written waiver extend to any subsequent similar or dissimilar breach.

13)	SEVERABILITY; PARTIAL INVALIDITY

If any provision of this Agreement, or the applicability of such provision, shall be held illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14)	NOTICES

All formal notices or communications hereunder shall be sent by facsimile transmission or telex, followed by a signed copy sent by commercial mail or nationally recognized overnight courier, and shall be deemed to have been given when transmitted.

Notice to the Company shall be addressed to:

Marizyme Inc.

225 Chimney Corner Lane, Suite 2001

Jupiter Florida 33458

Attention: [President]

Notice to the Consultants shall be addressed to:

Bradley Richmond

30 Tintern Lane

Scarsdale, NY 10583

bradrich1@yahoo.com

Provided that either party may from time to time change the address to which notice is given by sending written notice of such change to the other party as provided herein.

15)	INCORPORATION BY REFERENCE

The paragraphs, terms and conditions set forth in Appendices hereto are hereby incorporated by reference and made a part of this Agreement as if they had been set forth in full hereinafter.

16)	INTEGRATION

This Agreement incorporates all prior negotiations of the parties and constitutes the full understanding and entire agreement between the parties and supersedes any and all prior oral and written statements, understandings and agreements with respect to the rendering of consultation services. No terms, conditions, understandings or agreements purporting to modify or vary this Agreement shall be binding unless hereinafter set forth in writing and signed by the parties hereto. Both parties hereby waive the right to assert any claim against the other, its employees, customers or assigns, based upon any oral representation, statement, promise or agreement whether made before or after the date of this Agreement. Neither party has relied upon any representations or statements of the other except as stated hereinafter. This Agreement provides for full payment for all services to be rendered by the Consultants to the Company, and the Company shall not be liable to the Consultants other than to the extent and in the amount expressly provided hereinafter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by themselves or their duly authorized representative(s), as appropriate.

MARIZYME INC.		BRADLEY RICHMOND

By:	/s/ James Sapirstein	/s/ Bradley Richmond
Its:	President & CEO

APPENDIX A

Compensation

During the Term of This Agreement:

Non-refundable retainer of $50,000 paid as follows: 20,000 shares of stock ($1.25 value.) $12,500 paid on October 1, 2020, $12,500 paid on November 1, 2020. 36,364 warrants with an exercise price of $1.375.

Further Compensation under Paragraph 12:

Fee on any revenue or value to the Company from consulting activities outlined as follows but to be memorialized under separate agreement at time of those agreements. Cash payment: 5% on first $10mm of value, 3% on next $90mm of value, 1.5% on any value thereafter. 100% warrant coverage on same scale. *

Scope of Activities:	Introduce licensing, joint venture, and any other business development transactions.

* This is defined as Net Revenue which will include any royalty that is paid out including the cost of the product.

(i)	All Fees due to the Consultants hereunder shall have no offsets, are non-refundable, non- cancelable and shall be free and clear or any and all encumbrances.

(ii)	All Fees due the Consultants shall be paid to the Consultants as provided in this Appendix A.

(iii)	Any securities due the Consultants hereunder shall be transferred via certified certificates with appropriate legend as required by law.

(iv)	Any securities due the Consultants hereunder shall be duly issued, fully-paid and non — assessable.

Consultants understand that any securities received will be restricted securities in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, such securities issued to the Consultants representing payment for services hereunder, except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The Consultants represents and warrants to the Company that as of the date hereof and as of the any date it receives payment in the form of securities (“Securities”):

(a) Investment Purpose. The Consultants is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Consultants’ right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Consultants is acquiring the Securities hereunder in the ordinary course of its business.

(b) Accredited Consultants Status. The Consultants is “accredited” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c) Reliance on Exemptions. The Consultants understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Consultants’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Consultants set forth herein in order to determine the availability of such exemptions and the eligibility of the Consultants to acquire the Securities.

(d) Information. The Consultants understands that its investment in the Securities involves a high degree of risk. The Consultants (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Consultants or its representatives shall modify, amend or affect the Consultants’ right to rely on the Company’s representations and warranties contained in Section 4 below. The Consultants has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Consultants understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Sale. The Consultants understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.